Exhibit 10.38

FOURTH AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE
THIS FOURTH AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE (this "Amendment"), dated effective as of this 16th day of December, 2014 (the "Effective Date"), is made and entered into by and between AD WEST END, LLC, an Indiana limited liability company (the "Seller"), and AMERICAN REALTY CAPITAL IV, LLC, a Delaware limited liability company ("Buyer").
RECITALS
A.Buyer and Seller entered into that certain Agreement for Purchase and Sale, dated as of November 3, 2014, as amended by that certain First Amendment to Agreement for Purchase and Sale, dated effective as of December 3, 2014, that certain Second Amendment to Agreement for Purchase and Sale, dated effective as of December 5, 2014, and that certain Third Amendment to Agreement for Purchase and Sale, dated effective as of December 10, 2014 (collectively, the "Agreement"), whereby Seller agreed to sell, and Buyer agreed to purchase, certain real property and the improvements thereon more commonly referred to as Shops at West End and located in the City of St. Louis Park, County of Hennepin, State of Minnesota, as more particularly described in the Agreement as the "Property".

B.Seller and Buyer now desire to amend the Agreement as more particularly set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals, which are hereby incorporated into this Amendment, for the premises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:
1.Except as otherwise defined herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the Agreement.
2.The Inspection Date shall be extended to 5:00 PM Eastern Time on December 18, 2014 solely as to approval by Buyer in Buyer's sole discretion of that certain lease with Latitude 360 Minneapolis, LLC, including without limitation, the financial condition of the tenant, underwriting approval and negotiation of an escrow agreement respecting post-closing matters. Buyer hereby acknowledges and agrees that all other due diligence matters and conditions to closing in Section 6 of the Agreement that are to be satisfied or waived as of 5:00 pm on the Inspection Date have been satisfied or waived as of December 5, 2014. Notwithstanding the foregoing, the Closing Date shall occur no later than December 23, 2014.
3.Unless specifically modified by this Amendment, the Agreement remains unchanged and in full force and effect.
4.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same document. PDF or other electronic signatures shall be sufficient to bind the parties hereto.

[signatures begin on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Effective Date.
SELLER:
AD WEST END LLC,
an Indiana limited liability company
By:    Duke Construction Limited Partnership,
an Indiana limited partnership, its managing member
By:    Duke Business Centers Corporation,
an Indiana corporation, its general partner

By:      /s/ Jeff Behm
Name:     Jeff Behm
Title:     Senior Vice President
BUYER:
AMERICAN REALTY CAPITAL IV, LLC, a Delaware limited liability company

By:     /s/ Jesse C. Galloway
Name:     Jesse C. Galloway
Title:     Authorized Signatory